As filed with the Securities and Exchange Commission on May 3, 2024

Registration No. 333-260983

No. 333-253793

No. 333-252057

No. 333-212774

No. 333-183379

No. 333-178671

No. 333-176712

No. 333-161283

No. 333-136490

No. 333-136489

No. 333-136488

No. 333-119355

No. 333-88438

No. 333-39249

No. 333-39153

No. 333-35085

No. 333-35175

No. 333-35165

No. 333-35087

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENTS TO:

REGISTRATION STATEMENT ON FORM S-8 NO. 333-260983

REGISTRATION STATEMENT ON FORM S-8 NO. 333-253793

REGISTRATION STATEMENT ON FORM S-8 NO. 333-252057

REGISTRATION STATEMENT ON FORM S-8 NO. 333-212774

REGISTRATION STATEMENT ON FORM S-8 NO. 333-183379

REGISTRATION STATEMENT ON FORM S-8 NO. 333-178671

REGISTRATION STATEMENT ON FORM S-8 NO. 333-176712

REGISTRATION STATEMENT ON FORM S-8 NO. 333-161283

REGISTRATION STATEMENT ON FORM S-8 NO. 333-136490

REGISTRATION STATEMENT ON FORM S-8 NO. 333-136489

REGISTRATION STATEMENT ON FORM S-8 NO. 333-136488

REGISTRATION STATEMENT ON FORM S-8 NO. 333-119355

REGISTRATION STATEMENT ON FORM S-8 NO. 333-88438

REGISTRATION STATEMENT ON FORM S-8 NO. 333-39249

REGISTRATION STATEMENT ON FORM S-8 NO. 333-39153

REGISTRATION STATEMENT ON FORM S-8 NO. 333-35085

REGISTRATION STATEMENT ON FORM S-8 NO. 333-35175

REGISTRATION STATEMENT ON FORM S-8 NO. 333-35165

REGISTRATION STATEMENT ON FORM S-8 NO. 333-35087

UNDER

THE SECURITIES ACT OF 1933

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	777 Hidden Ridge Irving, Texas 75038 (972) 444-9001	75-2702753
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Pioneer Natural Resources Company Amended and Restated 2006 Long-Term Incentive Plan

Pioneer Natural Resources Company Employee Stock Purchase Plan

Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan

Pioneer Natural Resources Company Executive Deferred Compensation Plan

Pioneer Natural Resources Company Long-Term Incentive Plan

Amended and Restated Parsley Energy, Inc. 2014 Long Term Incentive Plan

Parker & Parsley Petroleum Company Long-Term Incentive Plan

Jagged Peak Energy Inc. 2017 Long Term Incentive Plan

2000 Stock Incentive Plan of Evergreen Resources, Inc.

Carbon Energy Corporation 1999 Stock Option Plan

Evergreen Resources, Inc. Initial Stock Option Plan

1996 Incentive Plan of Mesa Inc.

Pioneer Natural Resources Company Stock Options

(Full Title of the Plans)

James R. Chapman

Vice President, Tax and Treasurer

Exxon Mobil Corporation

22777 Springwoods Village Parkway

Spring, Texas 77389

(972) 940-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”), filed by Pioneer Natural Resources Company, a Delaware corporation (the “Registrant”) with the Securities and Exchange Commission (the “SEC”), relate to the following Registration Statements on Form S-8 (collectively, as each amended as of immediately prior to the filing of these Post-Effective Amendments, the “S-8 Registration Statements”) of the Registrant:

•	Registration Statement on Form S-8 (No. 333-260983), filed with the SEC on November 12, 2021;

•	Registration Statement on Form S-8 (No. 333-253793), filed with the SEC on March 2, 2021;

•	Registration Statement on Form S-8 (No. 333-252057), filed with the SEC on January 13, 2021;

•	Registration Statement on Form S-8 (No. 333-212774), filed with the SEC on July 29, 2016;

•	Registration Statement on Form S-8 (No. 333-183379), filed with the SEC on August 17, 2012;

•	Registration Statement on Form S-8 (No. 333-178671), filed with the SEC on December 21, 2011;

•	Registration Statement on Form S-8 (No. 333-176712), filed with the SEC on September 7, 2011;

•	Registration Statement on Form S-8 (No. 333-161283), filed with the SEC on August 12, 2009;

•	Registration Statement on Form S-8 (No. 333-136490), filed with the SEC on August 10, 2006;

•	Registration Statement on Form S-8 (No. 333-136489), filed with the SEC on August 10, 2006;

•	Registration Statement on Form S-8 (No. 333-136488), filed with the SEC on August 10, 2006;

•	Registration Statement on Form S-8 (No. 333-119355), filed with the SEC on September 29, 2004;

•	Registration Statement on Form S-8 (No. 333-88438), filed with the SEC on May 16, 2002;

•	Registration Statement on Form S-8 (No. 333-39249), filed with the SEC on October 31, 1997;

•	Registration Statement on Form S-8 (No. 333-39153), filed with the SEC on October 31, 1997;

•	Registration Statement on Form S-8 (No. 333-35085), filed with the SEC on September 8, 1997;

•	Registration Statement on Form S-8 (No. 333-35175), filed with the SEC on September 8, 1997;

•	Registration Statement on Form S-8 (No. 333-35165), filed with the SEC on September 8, 1997; and

•	Registration Statement on Form S-8 (No. 333-35087), filed with the SEC on September 8, 1997.

Effective as of May 3, 2024, as contemplated by the Agreement and Plan of Merger, dated as of October 10, 2023 (the “Merger Agreement”), among the Registrant, Exxon Mobil Corporation, a New Jersey corporation (“ExxonMobil”), and SPQR, LLC, a wholly owned subsidiary of ExxonMobil and a Delaware limited liability company (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as the surviving corporation and a wholly owned subsidiary of ExxonMobil.

In connection with the Merger, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to existing registration statements, including the S-8 Registration Statements. In accordance with the undertakings made by the Registrant in each of the S-8 Registration Statements to remove from registration, by means of a post-effective amendment, any of the Registrant’s securities that remain unsold at the termination of each such offering, the Registrant hereby removes from registration, by means of these Post-Effective Amendments, any and all securities registered under the S-8 Registration Statements that remain unsold as of the effectiveness of the Merger on May 3, 2024 and terminates the effectiveness of each of the S-8 Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas, on May 3, 2024.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Alex V. Volkov
Name: Title:	Alex V. Volkov Executive Vice President

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.